UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☑
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Internap Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 7, 2015

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2015, Internap Corporation (the “Company”) announced the resignation of J. Eric Cooney from his positions as President and Chief Executive Officer effective as of May 8, 2015. Mr. Cooney also has resigned as a director of the Company effective May 8, 2015.

Mr. Cooney will receive the benefits previously disclosed and provided in his offer letter (Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2009) and joinder agreement (Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2009) pursuant to the Company’s Employment Security Plan (Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 21, 2013).

Due to Mr. Cooney's resignation as a director, Mr. Cooney will not be up for election as a director at the Company’s 2015 annual meeting of stockholders and no vote with respect to the election of him as a director will occur at the meeting. The Board of Directors has set the authorized number of directors of the Company at six directors and does not intend to nominate a substitute nominee for election as a director at the 2015 annual meeting of stockholders.

On May 7, 2015, the Company announced the appointment of Michael A. Ruffolo as President and Chief Executive Officer, effective May 11, 2015 (the “Commencement Date”).

Mr. Ruffolo, age 53, has served on the Company’s Board of Directors since 2010. Mr. Ruffolo previously served as Chief Executive Officer and President of Crossbeam Systems, Inc., a network security platform provider from 2010 to 2012. From 2004 to 2010, Mr. Ruffolo served as Chairman and Chief Executive Officer of Liquid Machines, Inc., a provider of enterprise rights management solutions. Mr. Ruffolo served as Executive Vice President and Chief Operating Officer of Akamai Technologies, Inc. from 2001 until 2004. From 2000 to 2001, Mr. Ruffolo served as Executive Vice President of Global Sales, Services and Marketing of EMC Corporation. From 1998 to 1999, Mr. Ruffolo served as President of the Document Solutions Group at Xerox Corporation. From 1988 to 1998, Mr. Ruffolo served in various capacities at NCR Corporation, a global technology company, including Vice President and Chief Information Officer from 1996 to 1998. Mr. Ruffolo is executive chairman of the board of directors of Edgeware and serves as a director of a private company. Mr. Ruffolo served as a director of Pomeroy IT Solutions, Inc. from 2007 to 2009. Mr. Ruffolo holds an M.B.A. from Harvard Graduate School of Business Administration and a B.S. from the University of Dayton. Mr. Ruffolo also has post graduate education in advanced management from the European Institute of International Business in Fountainebleau, France.

Pursuant to the terms of an offer letter between the Company and Mr. Ruffolo, Mr. Ruffolo will receive (1) an annual base salary of $675,000, (2) a sign-on bonus of $500,000, (3) an option to purchase 300,000 shares of the Company’s common stock at a purchase price equal to the closing price on the grant date, 25% of which will vest on the first anniversary of the Commencement Date and the remainder to vest in 36 equal monthly installments thereafter, (4) a grant of 300,000 shares of restricted stock, 1/3 of which will vest 90 days after the Commencement Date, 1/3 of which will vest on the first anniversary of the Commencement Date and the remaining 1/3 of which will vest on the second anniversary of the Commencement Date, (5) an annual incentive bonus based upon criteria established by the Company’s Board of Directors, with a target level of 100% of base salary and a maximum level of 200% of base salary, with a guaranteed pro-rata bonus for 2015 performance equal to Mr. Ruffolo’s target bonus to be paid in August 2015, (6) reimbursement for housing, travel and meals expenses in accordance with Company policies and practices, and (7) customary benefits including paid time off.

Mr. Ruffolo also will be a party to an Employment Security Agreement (the “ESA”), which provides certain benefits in the event Mr. Ruffolo’s employment is terminated, either in connection with or unrelated to a change in control of the Company. Upon a qualifying termination (as defined in the ESA), other than during a protection period (also as defined in the ESA), Mr. Ruffolo will receive severance equal to his then-current base salary. Upon a qualifying termination during a protection period (generally, in the event of a change-in-control related termination),

Mr. Ruffolo also will be a party to an Employment Security Agreement (the "ESA"), which provides certain benefits in the event Mr. Ruffolo's employment is terminated, either in connection with or unrelated to a change in control of the Company. Upon a qualifying termination (as defined in the ESA), other than during a protection period (also as defined in the ESA), Mr. Ruffolo will receive severance equal to 12 months of his then-current base salary. Upon a qualifying termination during a protection period (generally, in the event of a termination related to a change in control), Mr. Ruffolo will receive 2.5 times his then-current annual base salary plus 2.5 times his maximum bonus under the bonus plan established by the Board of Directors for the year in which the termination occurs, and all of his unvested equity-based awards will vest. The foregoing description of the ESA does not purport to be complete and is qualified in its entirety by reference to the ESA, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 in accordance with the rules of the Securities and Exchange Commission.

There are no family relationships between Mr. Ruffolo and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Ruffolo has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: May 7, 2015	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 7, 2015.

Exhibit 99.1

Internap Corporation

One Ravinia Drive, Suite 1300

Atlanta, GA 30346

May 7, 2015

Michael A. Ruffolo

One Ravinia Drive

Suite 1300

Atlanta, Georgia 303046

Dear Mike:

On behalf of Internap Corporation, I am pleased to offer you the position of President and Chief Executive Officer. You will continue to serve as a director of Internap until your successor is elected and qualified or until your earlier resignation or removal, although you no longer will be compensated after May 11, 2015 in that capacity. This letter outlines the terms of this offer, which assumes that you will commence employment on May 11, 2015.

Your annual base salary will be $675,000, payable in accordance with Internap’s payroll practices, and will be reviewed annually for increase. Your annual target bonus will be 100% of your annual base salary. Your bonus will be structured so that the maximum bonus opportunity is two times the target bonus. However, for 2015 your bonus shall be paid at the target level (prorated for the number of days that you are employed) on the pay period that ends August 21, 2015.

You will receive a cash signing bonus of $500,000, payable upon your commencement of employment. However, if your employment terminates on or prior to May 10, 2017, under the circumstances described in Section 1.3 of the Employment Security Agreement, which is referenced below, you shall reimburse Internap for 50% of the signing bonus. All compensation is subject to customary withholdings and payroll practices of Internap.

Upon commencement of employment, you will be granted an option to purchase 300,000 shares of Internap common stock at an exercise price equal to the closing price on the day of grant. The vesting schedule for these options will be 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter for the remainder.

You also will receive a new hire grant of 300,000 shares of restricted stock. These shares of restricted stock will vest as follows: 34% on the 90th day after commencement of your employment; 33% on the first anniversary of commencement of your employment; and 33% on the second anniversary of commencement of your employment. Upon vesting of restricted stock you agree that minimum withholding will be paid by the automatic surrender of shares from the award for the payment of applicable minimum withholding.

You will accrue paid time off annually in accordance with Internap’s policies and programs, provided that you shall be entitled to at least twenty (20) days per year of vacation time. Subject to Internap otherwise changing its program for executive officers generally, you will have the right to carry over any unused paid time off subject to the maximum accrual under Internap policy. In addition, you will be eligible to participate in the health, welfare and other benefit plans made available to Internap’s executive officers.

You will also be provided reimbursement of travel and other business expenses in accordance with Company policy and practice.

You will receive the benefit of Internap’s Employment Security Agreement, which has been provided to you. The Employment Security Agreement is the exclusive source of your rights in the event that your employment is terminated. You will be subject to Internap’s stock ownership guidelines applicable to the Chief Executive Officer.

Your continued status as a director of Internap is subject to periodic stockholder approval and such other limitations as might apply to directors generally.

Lastly, your employment by Internap will be “at will,” subject to the Employment Security Agreement. In the event that your employment with the company is terminated for any reason, you agree to immediately resign as a director of Internap upon request.

We are excited about the future of Internap and are confident in your ability to lead Internap to the next level of its development.

Sincerely yours,

/s/ Charlie Coe

Charlie Coe

On behalf of the Board of Directors

I acknowledged receipt of this letter, and understand the terms of Internap’s offer of employment.

/s/ Michael A. Ruffolo	5-7-2015
Michael A. Ruffolo	Date
Signature